UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, APRIL 22, 2013

The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic”), will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Monday, April 22, 2013, at 9:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2016;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 29, 2013; and

3.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 25, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Again this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2012 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2012 Annual Report and a form of proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 11, 2013.

All stockholders are cordially invited to attend the Annual Meeting in person.

For the Board of Directors,

Andrew J. Pease

President and Chief Executive Officer

Sunnyvale, California

March 11, 2013

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY OR VOTING INSTRUCTION CARD WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON.

QUICKLOGIC CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Monday, April 22, 2013, at 9:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on February 25, 2013, the record date, will be entitled to vote. On February 25, 2013, QuickLogic’s outstanding capital stock consisted of 44,520,734 shares of common stock.

At the meeting, the stockholders will be asked:

1.	To elect two Class II directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2016;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 29, 2013; and

3.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 11, 2013, together with our 2012 Annual Report to Stockholders.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein and FOR the ratification of the independent registered public accounting firm and, with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Election of Directors

Holders of all outstanding shares of QuickLogic’s common stock have the right to elect two Class II directors for a three-year term to the Board of Directors. The directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as QuickLogic’s independent registered public accounting firm for the fiscal year ended December 29, 2013 will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Voting Electronically via the Internet, by Telephone or by Mail

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you hold your shares as a beneficial owner, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1). Your stockbroker, bank or other nominee will not be able to vote in the election of directors unless they have your voting instructions so it is very important that you indicate your voting instructions to the institution holding your shares. If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker has the discretion to vote any uninstructed shares on the ratification of the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent auditors (Proposal No. 2). Please ensure that you complete the voting instruction card sent by your bank or broker. There are three ways to vote by proxy:

By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 22, 2013

Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed free of charge and printed at http://materials.proxyvote.com/74837P.

Solicitation of Proxies

This solicitation of proxies is made by the Board of Directors of QuickLogic and all costs associated with soliciting proxies will be borne by QuickLogic. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 44,520,734 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on the investor relations portion of our website, http://ir.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 2,000 shares of the outstanding voting securities of the Company continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2014 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 20, 2013.

Householding

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

PROPOSAL ONE

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors (the “Board”) is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2013 Annual Meeting of Stockholders. E. Thomas Hart and Christine Russell have been designated as Class III directors whose terms expire at the 2014 Annual Meeting of Stockholders and Michael J. Callahan, Michael R. Farese and Andrew J. Pease have been designated as Class I directors whose terms expire at the 2015 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class II Directors

Two Class II directors are to be elected at the 2013 Annual Meeting of Stockholders for a three-year term ending in 2016. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Arturo Krueger and Gary H. Tauss as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Messrs. Krueger and Tauss. QuickLogic expects that Messrs. Krueger and Tauss will accept such nominations. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2016 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Required Vote

The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors and Nominees for Director

The following table sets forth information concerning the nominees for Class II director.

Nominees for Class II Director

Name	Age	Position
Arturo Krueger	73	Director
Gary H. Tauss	58	Director

Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger has served as a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, since August 2005. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Mr. Krueger’s extensive executive experience in and knowledge of multiple facets of the semiconductor industry give him insights into the challenges facing the Company and his knowledge of the European market provides the Board with a global perspective.

Gary H. Tauss has served as a member of our Board of Directors since June 2002. Since January 2010, Mr. Tauss has served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.

Incumbent Class III Directors Whose Terms Expire in 2014

Name	Age	Position
E. Thomas Hart	71	Executive Chairman of the Board
Christine Russell	63	Director

E. Thomas Hart has served as a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Mr. Hart has served as QuickLogic’s Executive Chairman of the Board since January 2011. He served as our Chairman of the Board and Chief Executive Officer from March 2009 to January 2011 and as our President and Chief Executive Officer from June 1994 to March 2009. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart’s prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

Mr. Hart’s extensive knowledge of the semiconductor industry and familiarity with the day-to-day operation of the Company brings important insights to the Board and invaluable experience with strategic planning and direction. In addition, Mr. Hart is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Christine Russell has served as a member of our Board of Directors since June 2005. Since May 2009, Ms. Russell has been Chief Financial Officer of Evans Analytical Group (EAG), a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was at Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she served as Executive Vice President of Business Development from September 2008 and as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Ms. Russell’s extensive executive experience in corporate finance, accounting and operations, and her involvement in governance issues for boards of directors in her role as President of the National Association of Corporate Directors, Silicon Valley Chapter, make her an important asset to the Company. In addition, her career background in semiconductor intellectual property companies provides her with specific industry knowledge.

Incumbent Class I Directors Whose Terms Expire in 2015

Name	Age	Position
Michael J. Callahan	77	Director
Michael R. Farese	66	Director
Andrew J. Pease	62	President and CEO; Director

Michael J. Callahan has served as a member of our Board of Directors since July 1997. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1978 to March 1990, Mr. Callahan held various positions at Monolithic Memories, Inc., a semiconductor manufacturing company, most recently as its President. During his tenure as President, Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan has served on the board of Micrel, Inc., a provider of analog power, mixed-signal and digital semiconductor devices, since August 2005. Mr. Callahan holds a B.S.E.E. degree from the Massachusetts Institute of Technology.

Mr. Callahan has many years of executive experience in the semiconductor industry. His understanding of multiple aspects of the semiconductor industry makes him a valuable resource to the Board.

Michael R. Farese has served as a member of our Board of Directors since April 2008. Mr. Farese is currently Senior Vice President, Global Engineering at Entropic Communications Inc., a fabless semiconductor company that designs, develops and markets system solutions to enable connected home entertainment, a position he has held since June 2010. Prior to joining Entropic Communications, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency ICs, from September 2007 to May 2010. From September 2005 to September 2007, Mr. Farese was Senior Vice President, Engineering, of Palm, Inc., a leading mobile products company. He was President and Chief Executive Officer of WJ Communications, a radio frequency (RF) semiconductor company from March 2002 to July 2005 and President and CEO of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Mr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp. and ITT Corp. Mr. Farese has held management positions at AT&T Corp. and Bell Laboratories, Inc. and has been in the telecommunications and semiconductor industry for more than 35 years. He has served on the board of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, since May 2006. Mr. Farese holds a B.S. degree and a Ph.D. in Electrical Engineering from Rensselaer Polytechnic Institute. He received his M.S. in Electrical Engineering from Princeton University.

Mr. Farese has extensive executive experience and knowledge of the wireless industry, cellular handsets and wireless devices, and the use of semiconductors for the wireless industry. His business acumen and strong technical and strategic planning skills bring an invaluable perspective to the Board.

Andrew J. Pease has served as a member of our Board of Directors since April 2011. He joined QuickLogic in November 2006 and has served as our President and Chief Executive Officer since January 2011 and as our President since March 2009. Prior to March 2009, Mr. Pease served as our Vice President of Worldwide Sales from November 2006. From July 2003 to June 2006, Mr. Pease was Senior Vice President of Worldwide Sales of Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From March 2000 to July 2003, Mr. Pease was Vice President of Sales at Syntricity, Inc., a company providing software and services to better manage semiconductor production yields and improve design-to-production processes. From 1984 to 1996, Mr. Pease served in a number of sales positions at Advanced Micro Devices, or AMD, a global semiconductor manufacturer, where his last assignment was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease previously held Vice President of Sales positions at Integrated Systems Inc., an embedded software manufacturer (1996-1997), and Vantis Corporation, a programmable logic subsidiary of AMD (1997-1999). Mr. Pease holds a B.S. degree from the United States Naval Academy and an M.S. in computer science from the Naval Postgraduate School in Monterey, California.

Mr. Pease has many years of executive experience in the semiconductor industry, primarily in sales and operations. His vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Board Leadership Structure; Lead Independent Director

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. From April 2001 until January 2, 2011, Mr. Hart served as both Chairman of the Board and Chief Executive Officer. Effective January 3, 2011, Mr. Pease assumed the role of President and Chief Executive Officer and Mr. Hart assumed the role of Executive Chairman of the Board. The Board believes that the respective roles of Messrs. Pease and Hart best utilize their skills and qualifications in the service of QuickLogic at this time.

The Chief Executive Officer is responsible for setting the strategic direction of the Company, the general management and operation of the business, and the guidance and oversight of senior management. The Executive Chairman of the Board presides at all meetings of the Board and of the stockholders, monitors the content, quality and timeliness of information sent to the Board and is available for consultation with the Board regarding the Company’s oversight of business affairs.

The Board also has a Lead Independent Director. Mr. Callahan, the Chairman of the Nominating and Corporate Governance Committee of our Board, has served as our Lead Independent Director since April 26, 2005. In his capacity as Lead Independent Director, Mr. Callahan presides at all meetings of the Board at which the Chairman is not present; calls and presides at all executive sessions of the independent directors; approves the agenda and materials for meetings of the independent directors; consults with the Chairman regarding Board meeting agendas, materials and proposed meeting calendars and schedules; collaborates with the Chairman and acts as liaison between the Chairman and the independent directors; and serves as the Board’s liaison for consultation and communication with stockholders as appropriate, including at the request of major stockholders.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, and enterprise risks as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Board Meetings, Committees and Corporate Governance

The Board of Directors has determined that the Company’s current directors, with the exception of Messrs. Hart and Pease, meet the independence requirements of the Nasdaq Global Market. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In making the determination that a particular director is independent, the Board considers the relationships that such director has with our company and all other facts and circumstances deemed relevant in determining their independence, including information requested from and provided by each director concerning his background, employment and affiliations, including family relationships and other information received through annual directors’ questionnaires.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at http://ir.quicklogic.com. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Legal Department.

In accordance with applicable SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell(1) (2)	Michael J. Callahan (1) (3)	Gary H. Tauss (1)
Michael R. Farese	Michael R. Farese	Michael J. Callahan
Arturo Krueger	Arturo Krueger	Christine Russell
Christine Russell
Gary H. Tauss

(1)	Committee Chairman

(2)	Audit Committee Financial Expert

(3)	Lead Independent Director

Audit Committee

The Audit Committee held five meetings in 2012. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Messrs. Farese and Krueger have served as members of the Audit Committee since February 2010. Each member meets the independence requirements of the SEC and Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K.

The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at http://ir.quicklogic.com.

Compensation Committee

The Compensation Committee held six meetings in 2012 and acted by unanimous written consent once during the year. Mr. Tauss has served as Chairman of the Compensation Committee since September 2004. Mr. Callahan and Ms. Russell have served as members of the Compensation Committee since February 2010. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer, Executive Chairman of the Board and executive officers; (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages; and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Annual Report on Form 10-K and Proxy Statement. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans.

The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Committee. The Compensation Committee, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized technology companies, and other information to the Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer and the Executive Chairman of the Board. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at http://ir.quicklogic.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held one meeting in 2012. Mr. Callahan has served as Chairman of the Nominating and Corporate Governance Committee since January 2004. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend to the Board of Directors corporate governance principles. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at http://ir.quicklogic.com.

The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including character, judgment, independence, expertise, length of service and other commitments, among others. Although the Committee does not have a formal policy with respect to diversity, the Committee does consider diversity when identifying director candidates and nominees with respect to differences of viewpoints, professional experiences, race, gender and other individual qualities and attributes that contribute to heterogeneity on the Board. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates is posted on our website at http://ir.quicklogic.com.

During 2012, activities of the Committee included reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Stockholder Communications with Directors. The Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured our directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions. A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at http://ir.quicklogic.com.

Other Committees and Participation

The Board of Directors has delegated to the Stock Option Committee, which currently consists of Ralph S. Marimon, our Vice President of Finance and Chief Financial Officer, and Catriona Meney, our Vice President of Human Resources and Development, the authority to: (i) approve the grant of restricted stock units and options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per grant; (ii) grant refresh options to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options by the Board of Directors or the Compensation Committee; and (iii) amend options as authorized by the Board of Directors.

The Board of Directors held a total of five meetings during 2012 and acted by unanimous written consent two times during the year. During 2012, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.

QuickLogic expects its directors to attend its annual meetings absent a valid reason. The April 26, 2012 Annual Meeting of Stockholders was attended by all then-current directors.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Communications received in writing are reviewed internally by management and then distributed to the Chairman, Lead Independent Director or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://ir.quicklogic.com. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://ir.quicklogic.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, the following directors were members of QuickLogic’s Compensation Committee: Gary H. Tauss (Chairman), Michael J. Callahan and Christine Russell. None of the Compensation Committee’s members has at any time been an officer or employee of QuickLogic.

None of QuickLogic’s Named Executive Officers serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 30, 2012, all of our directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending December 29, 2013 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of PricewaterhouseCoopers are expected to be present at the 2013 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal Years 2012 and 2011

PricewaterhouseCoopers, the Company’s independent registered public accounting firm, billed QuickLogic for the following professional services:

	Fiscal Years
	2012	2011
Audit fees	$652,132	$534,020
Audit-related fees	$—	$—
Tax fees	$39,847	$40,229
All other fees	$2,100	$2,100

The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during fiscal years 2012 and 2011.

Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers: (i) for the audit of QuickLogic’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviews of QuickLogic’s unaudited condensed consolidated interim financial statements for fiscal years 2012 and 2011, totaling $527,682 and $525,000, respectively; (ii) for the audits of local statutory financial statements in India; and (iii) in connection with the review of the Registration Statement on Form S-8, the Registration Statement on Form S-3 and the Prospectus Supplement filed by the Company with the SEC during fiscal year 2012.

Tax Fees

Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning for the fiscal years 2012 and 2011.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above. In fiscal years 2012 and 2011, these amounts include fees for accounting library software.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent auditors prior to the commencement of such services. The Audit Committee approves such services by PricewaterhouseCoopers on the basis that the services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. PricewaterhouseCoopers presents a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 29, 2013.

Recommendation of the Audit Committee of the Board of Directors

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2013.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.

Membership of the Audit Committee

Throughout fiscal year 2012, the Audit Committee consisted of Michael R. Farese, Arturo Krueger and Christine Russell. Ms. Russell became Chairman of the Committee in April 2006. Messrs. Farese and Krueger, as well as Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market’s listing standards.

Audit Committee Financial Expert

As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our “Audit Committee Financial Expert”, as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders and compensate the independent registered public accounting firm. However, the members of the Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held five meetings during 2012. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audits and met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2012 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	results of the 2011 independent audit of the financial statements and review of the Annual Report on Form 10-K and Proxy Statement;

•	issues regarding accounting, administrative and operating matters noted during the 2011 audit;

•	requirements and responsibilities for audit committees;

•	QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

•	the quarterly and annual procedures performed by our independent registered public accounting firm;

•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•

the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;

•	related party transactions; and

•	other matters concerning QuickLogic’s accounting, financial reporting and potential conflicts of interest.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended December 30, 2012

The Audit Committee reviewed and discussed the 2012 audited financial statements and the Company’s internal control over financial reporting with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AV Section 380). In addition, the Audit Committee discussed with the independent registered public accounting firm, the firm’s independence from management and QuickLogic, including the matters covered by the letter received by QuickLogic from the independent registered public accounting firm as required by the applicable requirements of the Public Company Accounting Oversight Board.

On March 5, 2013, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2012, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Christine Russell, Chairman (member since June 2005, Chairman since April 2006)

Michael R. Farese (member since February 24, 2010)

Arturo Krueger (member since February 24, 2010)

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

QuickLogic’s compensation program is overseen and administered by the Compensation Committee (the “Committee”), which is comprised entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee ensures that the total compensation paid to the Company’s named executive officers (“NEOs”) is fair, reasonable and competitive. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://ir.quicklogic.com.

Compensation Philosophy and Objectives

The executive compensation programs and practices of the Company are designed to, among other things:

•

attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•

motivate executive officers to achieve the Company’s business objectives through the use of an incentive compensation plan based on those objectives that ties incentive compensation to threshold performance levels and that rewards the achievement of performance exceeding objectives;

•	reward achievement of the Company’s short-term and long-term goals;

•

align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of cash compensation dependent upon the achievement of business objectives; and

•	discourage executives from exposing the Company to excessive risk.

The Committee also considers the results of the most recent advisory vote on executive compensation. At our 2011 Annual Meeting, a substantial majority of our stockholders approved the executive compensation program described in our 2011 Proxy Statement. Based on the results of the stockholder advisory vote, the Committee continues to implement this effective compensation program.

Elements of Executive Compensation

The key elements of the compensation program for our NEOs are:

•	base salary;

•	performance-based incentive cash compensation earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

•	stock-based incentive compensation programs.

The Committee sets base salary with the goal of attracting highly qualified NEOs and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our NEOs to achieve the performance objectives. The Committee grants our NEOs equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive performance objectives are aligned with creating stockholder value and that our equity incentives also align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market forces such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance and relative internal pay; and quantitative factors relating to corporate and individual performance. The determination is not based on any single performance factor, nor does it specifically assign relative weights to factors; rather, a mix of factors is considered and individual performance is evaluated against that mix.

We have change of control arrangements with each of our NEOs. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading “Change of Control Agreements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.

Cash-Based Compensation

NEO total target cash compensation consists of base salary and performance-based incentive compensation. The Committee determines the target cash compensation of the Chief Executive Officer and the Executive Chairman of the Board, and reviews and approves the target cash compensation for each of the Company’s other NEOs.

During the latter half of 2010, the Committee retained Radford Surveys + Consulting (“Radford”), a business unit of Aon Consulting that provides compensation surveys and consulting to the technology and life sciences industries, to identify and create a specific peer group for executive compensation purposes. In December 2010, based on the review and recommendations presented by Radford, the Committee established the criteria for and selected twenty publicly traded semiconductor component and capital equipment companies with (a) annual revenue below $100,000,000 and (b) market values generally less than $500,000,000, to form the peer group to be used by the Committee when evaluating executive compensation, Board of Director compensation and equity trends (“Compensation Peer Group”). The Compensation Peer Group established by the Committee is as follows:

Adept Technologies	Mattson Technology
Advanced Analogic Technologies	MEMSIC
Aware	Microtune
AXT	MIPS Technologies
Cascade Microtech	MOSYS
Cyberoptics	Netlist
FSI International	PLX Technology
GSI Technology	Rubicon Technology
Immersion	Supertex
Inphi	Ultratech

In February 2011, the Committee examined the compensation practices of the Compensation Peer Group and set base salaries and target incentive cash compensation for our NEOs that were within the range of total target cash compensation reported in the Compensation Peer Group. Total cash compensation for each NEO was targeted at the twenty-fifth percentile of the range in the survey as an initial reference point. The base salary and target incentive cash compensation for each NEO was then based on individual performance and contribution as well as numerous other factors, consistent with the Committee’s objective of attracting and retaining talented executive officers. In past years, these factors have included experience, market competitiveness for the talent in a similar role, company performance, internal pay relativities and the ability to affect Company performance as well as individual factors and needs. Actual cash compensation did not materially deviate from the range in the Compensation Peer Group survey. With the exception of the compensation of our Executive Chairman of the

Board as described below, no adjustments were made to the base salaries and target incentive cash compensation for our NEOs during 2012.

Under our 2005 Executive Bonus Plan (the “Bonus Plan”), our NEOs participate in a performance-based cash incentive compensation plan consisting of bonus incentive compensation. Our Bonus Plan is a pay for performance plan that places incentive compensation at risk. Certain performance thresholds must be achieved before our NEOs earn incentive compensation under the Bonus Plan payouts. In addition, the Bonus Plan increases bonus incentive awards when performance exceeds Bonus Plan objectives. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. Further, our Bonus Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company’s objectives, and to reward achievement of the Company’s short-term and long-term business goals.

As part of the ongoing succession planning practices of the Board, effective January 3, 2011, E. Thomas Hart assumed the newly created position of Executive Chairman of the Board and Andrew J. Pease became the Company’s President and Chief Executive Officer. The Committee engaged Radford to examine the compensation practices of technology companies that report having both a Chief Executive Officer and an Executive Chairman of the Board. Market data was analyzed, examining the actual amount of compensation provided and the compensation as a percent of Chief Executive Officer pay. Based on the findings, the Committee determined at that time that there should be no change in Mr. Hart’s total target compensation since Mr. Hart would continue to be highly involved with the Company as Executive Chairman of the Board and would continue to have significant involvement with the Company throughout 2011 to facilitate a smooth transition and to mentor Mr. Pease in his capacity as a first time public company Chief Executive Officer. In January 2012, the Committee re-evaluated Mr. Hart’s total target compensation. Effective January 1, 2012, Mr. Hart’s base salary was reduced from $350,000 to $258,500 and his target bonus was reduced from $150,500 to $129,250. In determining Mr. Hart’s 2012 total target compensation, the Committee reviewed Radford’s updated analysis of compensation data for companies employing both a President and CEO and an Executive Chairman of the Board and set Mr. Hart’s 2012 total target compensation within the range of target compensation for companies with individuals holding comparable positions. The adjustment in total target compensation reflects Mr. Hart’s changing role with the Company while recognizing his continuing involvement with and contribution to the Company. The Committee expects to periodically re-evaluate Mr. Hart’s total target compensation as his corporate responsibilities change during his transition from being a full time executive employee of the Company to becoming the Chairman of the Board in a non-employee capacity. In 2012, the total target cash compensation of our NEOs was:

Name	Base Salary	Bonus	Bonus as a Percentage of Base	Total Cash Compensation
E. Thomas Hart	$258,500	$129,250	50%	$387,750
Andrew J. Pease	$275,000	$137,500	50%	$412,500
Brian C. Faith	$195,000	$87,750	45%	$282,800
Ralph S. Marimon	$210,000	$84,000	40%	$294,000
Timothy Saxe	$195,000	$87,750	45%	$283,600

The Committee establishes quarterly and annual performance goals and objectives for the Bonus Plan. On December 9, 2011, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2012. The Committee determined that the primary business objectives for 2012 were to achieve the new product revenue and roadmap milestone objectives set forth in the Company’s annual operating plan. New product revenue growth remained an important objective due to the strategic importance of our new products. Accordingly, the Committee determined that ninety percent of the annual new product revenue goal must be achieved in order for a bonus to be paid in connection with this objective. Bonuses were accrued quarterly and payable annually during the first quarter of 2013. Annual new product revenue in excess of 100% of the revenue objective could have earned a bonus multiplier of 1.5 and was not capped. Bonuses for the achievement of roadmap milestone objectives could have ranged from 0% to 100% of the target annual bonus amounts. The Chief Executive Officer’s target bonus for 2012 was 50% of his annual base salary and each of the other participants had a target bonus for 2012 equal to 35% to 50% of his/her annual base salary. NEOs were also eligible to receive an equity based incentive bonus upon the achievement of the annual market penetration milestones set forth in the Company’s operating plan. A stock option pool of 361,440 shares was reserved for payment of this bonus. All of the annual market penetration milestones had to be achieved in order for the market penetration bonuses to be paid. The Chief Executive Officer was eligible to receive an equity bonus representing 27% of the stock option pool and each of the participants was eligible to receive an equity bonus representing from 9% to 25% of the stock option pool.

2012 Bonus Incentive Compensation Results

There were no bonus incentive payouts for our NEOs under the Bonus Plan for 2012.

2013 Bonus Incentive Compensation

On February 8, 2013, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2013. Bonus compensation for 2013 is dependent upon the Company’s achievement of (a) annual new product revenue growth and (b) annual roadmap milestone objectives as set forth in the Company’s operating plan. Bonuses are accrued quarterly and paid annually during the first quarter of the following fiscal year. Eighty percent of the annual new product revenue goal must be achieved before a bonus is earned. Annual new product revenue in excess of 100% of the objective earns a bonus multiplier of 1.5 and is not capped. Annual roadmap milestone objectives are categorized into two elements: the roadmap objective for the first element must be achieved before a bonus is earned; and two-thirds of the milestone objectives for the second element must be achieved before a bonus is earned. Achievement in excess of 100% of the second element earns a bonus multiplier of 1.5 and is not capped. The Chief Executive Officer’s target bonus for 2013 is currently 50% of his annual base salary and each of the other participants has a target bonus for 2013 currently equal to 35% to 50% of his/her annual base salary.

Stock-Based Compensation

The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders. The Committee may, however, grant immediately vested equity awards to our NEOs in lieu of cash compensation or for other reasons.

Our NEOs generally receive a stock option, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee determines the equity awards made to the Chief Executive Officer in light of executive compensation survey information for the Compensation Peer Group and the relative size of our other NEO grants. The Committee also takes into consideration the Chief Executive Officer’s relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on the Company’s Compensation Peer Group survey in addition to each NEO’s anticipated future performance, responsibilities and potential impact on Company results. The Committee takes these factors into account when approving such awards.

The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant. In 2012, the Committee, following the above procedures, granted a mix of

10-year stock options that vest over a four year period and fully vested restricted stock units to our NEOs. Each officer must remain employed on the vesting date to vest in the option. Equity incentive grants to our NEOs in 2012 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table of this Proxy Statement.

We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.

CEO Compensation

During 2012, Mr. Pease’s base salary was $275,000. Mr. Pease did not earn incentive compensation during 2012. On October 25, 2012, the Committee granted, with a grant date of November 8, 2012, Mr. Pease an option to purchase 89,250 shares of common stock exercisable at $2.25 per share, which vests over four years and 19,125 fully vested restricted stock units.

Executive Perquisites

The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan, the Company’s stockholder approved equity incentive plans and other benefits available generally to other employees of the Company.With the exception of Messrs. Faith and Marimon, each of our NEOs receives a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.

Tax Considerations

Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carry forward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

Either the Board of Directors or the Compensation Committee of the Board of Directors may grant stock options or other equity awards to our NEOs. All of the grants made to date are in the form of fully vested RSUs or stock options. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available. Each of our NEOs received a stock option refresh grant in November 2012.

The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

MEMBERS OF THE COMPENSATION COMMITTEE

Gary H. Tauss (Chairman since September 2004)

Michael J. Callahan (member since February 24, 2010)

Christine Russell (member since February 24, 2010)

SUMMARY COMPENSATION TABLE

For Fiscal Years Ended December 30, 2012, January 1, 2012 and January 2, 2011

The following table sets forth 2012, 2011 and 2010 compensation information for: (i) the Executive Chairman of the Board; (ii) the President and CEO; (iii) the Chief Financial Officer; and (iii) two other executive officers of QuickLogic, who, based on their total compensation, were the most highly compensated in 2012 (collectively, the “Named Executive Officers” or “NEOs”).

(a)	(b)	(c)	(d)	(e)	(f)	(g )	(h)	(i)	(j)
Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensa- tion ($) (3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($) (4)	All Other Compensa- tion ($) (5)	Total ($)
Current Officers:
E. Thomas Hart (6)	2012	$262,019	$—	$40,451	$108,627	$—	$—	$13,200	$424,297
Executive Chairman of the Board	2011	$350,000	$—	$—	$156,504	$—	$—	$13,292	$519,796
	2010	$312,308	$—	$42,002	$479,640	$—	$—	$13,200	$847,150

Andrew J. Pease (7)	2012	$275,000	$—	$43,031	$115,561	$—	$—	$9,000	$442,592
President & CEO	2011	$274,039	$—	$—	$166,494	$—	$—	$9,092	$449,625
	2010	$212,308	$—	$12,001	$319,760	$—	$—	$9,000	$553,069

Brian C. Faith	2012	$195,000	$—	$17,213	$162,148	$—	$—	$—	$374,361
Vice President, Worldwide Sales & Marketing	2011	$191,538	$—	$—	$61,011	$—	$—	$6	$252,555

Ralph S. Marimon	2012	$210,000	$—	$17,213	$46,224	$—	$—	$—	$273,437
Vice President,	2011	$208,846	$—	$—	$58,273	$—	$—	$55	$267,174
Finance & Chief	2010	$189,231	$—	$12,001	$111,916	$—	$—	$—	$313,148
Financial Officer
Timothy Saxe	2012	$195,000	$—	$17,213	$46,224	$—	$—	$—	$258,437
Senior Vice President	2011	$195,000	$—	$—	$62,435	$—	$—	$9,074	$266,509
& Chief Technology Officer	2010	$184,500	$—	$11,701	$119,910	$—	$—	$9,000	$325,111

(1)	The amounts in column (e) reflect the dollar amount of restricted stock units (RSUs) awarded to each NEO, less applicable withholding taxes and deductions.

(2)

The amounts in column (f) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 11 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for fiscal year 2012, filed with the SEC on March 8, 2013. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(3)

The amounts in column (g) reflect the cash awards paid to or earned by the NEOs under the 2005 Executive Bonus Plan, which is discussed in further detail in this Proxy Statement under the heading “Cash-Based Compensation.”

(4)	The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(5)	The amount shown in column (i) reflects for each NEO:

•	an automobile allowance (Messrs. Faith and Marimon do not receive automobile allowances); and

•	the value of nominal holiday gifts, if any.

No NEO received perquisites exceeding $10,000 in 2012, 2011 or 2010.

(6)	Effective January 3, 2011, Mr. Hart became the Company’s Executive Chairman of the Board.

(7)	Effective January 3, 2011, Mr. Pease became the Company’s President and Chief Executive Officer.

No NEO had tax planning or other reimbursable personal expenses.

The Company does not provide the NEOs with perquisites or personal benefits during nor after the NEO’s employment, other than nominal gifts, except as disclosed in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 30, 2012

The following table sets forth, for the fiscal year ended December 30, 2012, certain information regarding incentive awards granted to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(3,4)	Grant Date Fair Value of Stock and Option Awards ($)(2,3,4)
E. Thomas Hart	11/8/2012	$0	$129,250	$258,500	0	60,160	60,160	17,978	83,895	$2.25	$149,078

Andrew J. Pease	11/8/2012	$0	$137,500	$275,000	0	64,000	64,000	19,125	89,250	$2.25	$158,592

Brian C. Faith	5/10/2012								58,400	$3.48	$115,924
	11/8/2012	$0	$87,750	$175,600	0	25,600	25,600	7,650	35,700	$2.25	$63,437

Ralph S. Marimon	11/8/2012	$0	$84,000	$168,000	0	22,400	22,400	7,650	35,700	$2.25	$63,437

Timothy Saxe	11/8/2012	$0	$87,750	$175,600	0	24,000	24,000	7,650	35,700	$2.25	$63,437

(1)

The amounts shown in column (c) reflect the estimated minimum payments that could be earned by a NEO under our Bonus Plan during fiscal year 2012. The amounts shown in column (e) are 100% of target incentive compensation for fiscal year 2012, which is the estimated maximum amount which could have been earned by a NEO under our Bonus Plan. These amounts are based on the NEO’s 2012 target incentive compensation.

(2)

Restricted stock units awarded to NEOs during 2012 are reported in column (i). Grants of RSUs are fully vested on the date of grant. Each NEO received a grant of fully vested RSUs on November 8, 2012 with a basis of $2.25 per share.

(3)

Stock option grants awarded to NEOs during 2012 are reported in columns (j), (k) and (l). Such grants have a 10-year life and vest 25% one year after the date of grant and 1/48th per month of service thereafter. Mr. Faith received a stock option grant on May 10, 2012 with an exercise price equal to $3.48 and each NEO received a refresh stock option grant on November 8, 2012 with an exercise price equal to $2.25 per share, which were the closing prices of the Company’s common stock on the Nasdaq Global Market on the grant dates. The Compensation Committee of the Board of Directors approved Mr. Faith’s grant on April 26, 2012, and the refresh grants on October 25, 2012.

(4)

The amounts in column (l) reflect the aggregate grant date fair value dollar amount of stock awards and option awards granted during 2012 computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012

The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 30, 2012:

		Option Awards					Stock Awards
(a)		(b )	(c )	(d )	(e )	(f)	(g )	(h )	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (# )	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
E. Thomas Hart	(2)	—	83,895	—	$2.25	11/7/2022	—	—	—	—
	(3)	26,476	71,284	—	$2.78	11/9/2021	—	—	—	—
	(4)	187,500	112,500	—	$2.78	6/9/2020	—	—	—	—
	(5)	275,000	25,000	—	$1.63	4/8/2019	—	—	—	—
		200,000	—	—	$0.90	10/22/2018	—	—	—	—
		225,000	—	—	$4.17	11/7/2017	—	—	—	—
		180,000	—	—	$3.02	11/20/2016	—	—	—	—
		240,000	—	—	$2.75	10/27/2014	—	—	—	—
Andrew J. Pease	(2)	—	89,250	—	$2.25	11/7/2022	—	—	—	—
	(3)	28,166	75,834	—	$2.78	11/9/2021	—	—	—	—
	(4)	125,000	75,000	—	$2.78	6/9/2020	—	—	—	—
	(5)	183,333	16,667	—	$1.63	4/8/2019	—	—	—	—
		100,000	—	—	$0.90	10/22/2018	—	—	—	—
		75,000	—	—	$4.17	11/7/2017	—	—	—	—
		25,000	—	—	$3.02	11/20/2016	—	—	—	—
		200,000	—	—	$2.85	11/8/2016	—	—	—	—
Brian C. Faith	(2)	—	35,700	—	$2.25	11/7/2022	—	—	—	—
	(6)	—	58,400	—	$3.48	5/9/2022	—	—	—	—
	(3)	11,266	30,334	—	$2.78	11/9/2021	—	—	—	—
	(4)	50,000	30,000	—	$2.78	6/9/2020	—	—	—	—
	(5)	64,166	5,834	—	$1.63	4/8/2019	—	—	—	—
		50,000	—	—	$0.90	10/22/2018	—	—	—	—
		50,000	—	—	$4.17	11/7/2017	—	—	—	—
		1,250	—	—	$2.95	3/22/2017	—	—	—	—
Ralph S. Marimon	(2)	—	35,700	—	$2.25	11/7/2022	—	—	—	—
	(3)	9,858	26,542	—	$2.78	11/9/2021	—	—	—	—
	(4)	43,750	26,250	—	$2.78	6/9/2020	—	—	—	—
	(5)	73,333	6,667	—	$1.63	4/8/2019	—	—	—	—
		150,000	—	—	$0.90	10/22/2018	—	—	—	—
Timothy Saxe	(2)	—	35,700	—	$2.25	11/7/2022	—	—	—	—
	(3)	10,562	28,438	—	$2.78	11/9/2021	—	—	—	—
	(4)	46,875	28,125	—	$2.78	6/9/2020	—	—	—	—
	(5)	110,000	10,000	—	$1.63	4/8/2019	—	—	—	—
		75,000	—	—	$0.90	10/22/2018	—	—	—	—
		75,000	—	—	$4.17	11/7/2017	—	—	—	—
		75,000	—	—	$3.02	11/20/2016	—	—	—	—
		100,000	—	—	$3.00	5/25/2014	—	—	—	—

(1)	The Company has historically granted options with service vesting.

(2)	25% of these options vest one year after November 7, 2012 and 1/48th per month of service thereafter.

(3)	25% of these options vest one year after November 9, 2011 and 1/48th per month of service thereafter.

(4)	25% of these options vest one year after June 9, 2010 and 1/48th per month of service thereafter.

(5)	25% of these options vest one year after April 8, 2009 and 1/48th per month of service thereafter.

(6)	25% of these options vest one year after May 9, 2012 and 1/48th per month of service thereafter.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 30, 2012

The following table sets forth the number of option awards exercised by and stock awards vested in for each of our NEOs during fiscal year 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
E. Thomas Hart	—	$—	17,978	$40,451
Andrew J. Pease	—	$—	19,125	$43,031
Brain C. Faith	—	$—	7,650	$17,213
Ralph S. Marimon	—	$—	7,650	$17,213
Timothy Saxe	—	$—	7,650	$17,213

(1)	The Value Realized on Vesting equals the fair market value of the Company’s common stock on the vesting date, multiplied by the number of shares that vested on that date.

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and

ii.	All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 30, 2012 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 30, 2012 (3)
Equity compensation plans approved by stockholders	6,959,604	$2.55	4,431,553
Equity compensation plans not approved by stockholders	—	—	—

(1)	This number includes options outstanding under our 2009 and 1999 Stock Plans.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)

This number includes 2,919,559 shares currently available for future grant under our 2009 Stock Plan and 1,511,994 shares currently available for future issuance under our 2009 Employee Stock Purchase Plan (collectively, the “2009 Plans”).

Post Employment and Change of Control Compensation

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future.

Change of Control Agreements

Prior to 2004, the Board of Directors authorized the Company to enter into change of control severance agreements (“Change of Control Agreements” or “Agreements”) with Messrs. Hart and Saxe. In November 2006, QuickLogic entered into a Change of Control Agreement with Mr. Pease and in October 2008, the Company entered into Change of Control Agreements with Messrs. Faith and Marimon. The Compensation Committee of the Board of Directors reviews the form of these agreements every year. The Company’s standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10-K for the period ended December 30, 2007. The Agreements provide that if QuickLogic experiences a change of control, as defined in the Agreements, and such executive officer’s employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

•

A cash payment equal to 100% of his or her annual cash compensation (including 100% of the target incentive compensation for the year) plus 100% of any bonus and incentive compensation declared prior to the date of any such termination, except that Mr. Hart’s agreement provides a cash payment equal to 200% of his annual cash compensation.

•

The same level of health coverage and benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart’s agreement provides for twenty-four months.

•	Acceleration of outstanding equity awards.

The terms of the Change of Control Agreements also provide:

•

In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive officer’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the Agreement.

•

That the executive officers shall be entitled to the benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•

Involuntary Termination is defined as (i) without the individual’s express written consent, a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual’s express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual’s express written consent, a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors, as defined in the Change of Control Agreement.

The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors, executive officers and general counsel for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The following table describes the severance benefits which would be owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon current target cash compensation and in-the-money unvested equity awards outstanding for each individual at December 30, 2012. Other benefits include insurance premiums and automobile allowance.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits	Equity Awards (Stock Options and RSUs)
E. Thomas Hart	$517,000	$258,500	$26,400	$112,184
Andrew J. Pease	$275,000	$137,500	$9,000	$69,432
Brian C. Faith	$195,000	$87,750	$—	$34,084
Ralph S. Marimon	$210,000	$84,000	$—	$37,413
Timothy Saxe	$195,000	$87,750	$9,000	$39,078

Compensation of Non-Employee Directors

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the non-employee directors of the Company for the fiscal year ended December 30, 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards (3) ($) (4)	Non-equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)
Current Directors:

Michael J. Callahan	$26,800	$—	$19,850	$—	$—	$—	$46,650
Michael R. Farese	$26,800	$—	$19,850	$—	$—	$—	$46,650
Arturo Krueger	$34,300	$—	$19,850	$—	$—	$—	$54,150
Christine Russell	$30,100	$—	$19,850	$—	$—	$—	$49,950
Gary H. Tauss	$27,300	$—	$19,850	$—	$—	$—	$47,150

(1)

E. Thomas Hart, the Company’s Executive Chairman of the Board, and Andrew J. Pease, the Company’s President and Chief Executive Officer, are not included in this table as they are employees of the Company and therefore receive no compensation for their services as directors. The compensation received by Messrs. Hart and Pease as employees of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)

All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The Chairman of the Audit Committee, Chairman of the Compensation Committee and our Audit Committee financial expert receive additional annual retainers of $3,000, $2,000 and $3,000, respectively. Other members of the Audit Committee and Compensation Committee receive additional annual retainers of $1,500. Only one retainer per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging and related expenses incurred in attending Board of Director and committee meetings. Non-employee directors who reside outside of North America and non-employee directors who reside domestically receive a fee of $2,500 and $1,000, respectively, for each Board of Director, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board of Director meeting attended by phone conference and $300 for each Audit Committee or Compensation Committee meeting attended by phone conference, with a maximum of one meeting fee per day.

(3)

During 2012, our directors received the following options to purchase common stock of the Company. Each option has a 10-year life, with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the grant date. The options granted to each director were refresh option grants which were approved by the Compensation Committee on April 26, 2012 with a grant date of May 10, 2012, pursuant to our policy for the equity compensation of directors, and vest monthly over a one-year period. Our directors receive an annual refresh stock option grant of 10,000 shares for their service on the Board.

Name	Number of Securities Underlying Options Granted	Exercise Price per Share ($)	Expiration Date	Grant Date Fair Value of Stock Options ($) (*)
Michael J. Callahan	10,000	$3.48	5/9/2022	$19,850
Michael R. Farese	10,000	$3.48	5/9/2022	$19,850
Arturo Krueger	10,000	$3.48	5/9/2022	$19,850
Christine Russell	10,000	$3.48	5/9/2022	$19,850
Gary H. Tauss	10,000	$3.48	5/9/2022	$19,850

*	The amounts in this column reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(4)

The amounts in column (d) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. As of December 30, 2012, each of our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Mr. Callahan, 86,833; Mr. Farese, 34,813; Mr. Krueger, 98,833; Ms. Russell, 100,833; and Mr. Tauss, 58,333.

(5)	The Company does not have a defined benefit pension plan or a deferred compensation program.

QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

Security Ownership

The following table sets forth certain information regarding our common stock beneficially owned as of February 25, 2013 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 25, 2013 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 44,520,734 shares of common stock outstanding as of February 25, 2013.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options (1)	Total Number (2)	Percent
BlackRock Fund Advisors 40 East 52nd Street New York, New York 10022		2,410,687	5.41%
E. Thomas Hart	1,392,123	1,541,392	3.36%
Michael J. Callahan	90,166	97,313	*
Michael R. Farese	38,146	41,146	*
Arturo Krueger	102,166	104,908	*
Andrew J. Pease	778,499	826,645	1.82%
Christine Russell	104,166	108,506	*
Gary H. Tauss	61,666	74,268	*
Brian C. Faith	182,443	190,093	*
Ralph S. Marimon	242,474	250,124	*
Timothy Saxe	511,937	536,102	1.19%
All executive officers and directors as a group (12 persons)	3,663,422	3,935,209	8.17%

*	Less than 1% of the outstanding common stock.

(1)	This column includes shares issuable pursuant to options exercisable within 60 days of February 25, 2013, which is April 26, 2013.

(2)	This column consists of outstanding shares plus the options set forth in the previous column.

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under “Post Employment and Change of Control Compensation” above.

The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers and its general counsel for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The charter of the Audit Committee of the Board of Directors specifies that the Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

There were no related party transactions required to be disclosed during fiscal year 2012.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

Andrew J. Pease

President and Chief Executive Officer

March 11, 2013

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form. QUICKLOGIC CORPORATION

1277 ORLEANS DRIVE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SUNNYVALE, CA 94089-1138 If you would like to reduce the costs incurred by our company in mailing proxy

ATTN: PATRICIA HART materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 1. ElectionofDirectors Nominees 01 Arturo Krueger 02 Gary H. Tauss The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 29, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holdersmust sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000159862_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com QUICKLOGIC CORPORATION AnnualMeeting of Stockholders April 22, 2013 9:00 AMThis proxy is solicited by the Board of DirectorsThe accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Monday, April 22, 2013, at 9:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on February 25, 2013, the record date, will be entitled to vote. On February 25, 2013, QuickLogic’s outstanding capital stock consisted of 44,520,734 shares of common stock.This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 11, 2013, together with our 2012 Annual Report to Stockholders.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.. 51160 . 0 . 0 R1 _ 2 0000159862Continued and to be signed on reverse side